Washington Bancorp
Computation of Earnings per Common Share
Exhibit 11
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                                             For the three months ended December 31,       For the six months ended December 31,
                                             ----------------------------------------     ------------------------------------------
                                              1999       1998      1999        1998       1999       1998        1999         1998
                                              Basic      Basic    Diluted     Diluted     Basic      Basic       Diluted     Diluted
                                               EPS        EPS       EPS         EPS        EPS        EPS         EPS          EPS
                                             ----------------------------------------    -------------------------------------------
Computation of weighted average
  number of common shares
  outstanding:
Common shares outstanding
  at the beginning of the period .......     651,133    651,133    651,133    651,133    651,133     651,133    651,133     651,133
Unreleased common shares held by the
  Employee Stock Ownership
  Plan (ESOP) at the beginning
  of the period ........................     (36,845)   (41,270)   (36,845)   (41,270)   (37,972)    (42,313)   (37,972)    (42,313)
Weighted average common shares
  released by the ESOP during
  the period ...........................         564        522        564        522      1,127       1,044      1,127       1,044
Weighted average common shares
  outstanding - Stock Option Plan ......           0          0      7,736     15,823          0           0      9,425      16,517
Weighted average common shares
  into treasury ........................     (54,526)   (53,127)   (54,526)   (53,127)   (53,220)    (44,269)   (53,220)    (44,269)
                                            ----------------------------------------------------------------------------------------
Total average shares outstanding .......     560,326    557,258    568,062    573,081    561,068     565,595    570,493     582,112
                                            ========================================================================================

Net income .............................   $ 278,511  $ 172,425  $ 278,511  $ 172,425  $ 501,276   $ 367,588  $ 501,276   $ 367,588
                                           =========================================================================================

Net income per share ...................   $    0.50  $    0.31  $    0.49  $    0.30  $    0.89   $    0.65  $    0.88   $    0.63

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